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Filed Pursuant to Rule 424(b)5
Registration Statement No. 333-187405

This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 14, 2015

Prospectus Supplement
September    , 2015
(To Prospectus dated March 21, 2013)

$

St. Jude Medical, Inc.

$        % Senior Notes due 2018
$        % Senior Notes due 2020
$        % Senior Notes due 2025

                  We are offering $        aggregate principal amount of      % Senior Notes due 2018, which we refer to in this prospectus supplement as our "2018 notes," $        aggregate principal amount of      % Senior Notes due 2020, which we refer to in this prospectus supplement as our "2020 notes," and $        aggregate principal amount of      % Senior Notes due 2025, which we refer to in this prospectus supplement as our "2025 notes." The 2018 notes will mature on                  , 2018, the 2020 notes will mature on                  , 2020, and the 2025 notes will mature on                  , 2025. We refer to all three series of notes offered hereby collectively as the "notes."

                  We will pay interest on the notes semi-annually in arrears on      and      of    each year, commencing on                  , 2016. We may redeem some or all of the notes of any series at any time and from time to time at the applicable redemption price described under "Description of the Notes—Optional Redemption." If a change of control repurchase event occurs, we will be required to offer to purchase the notes from holders at a purchase price of 101% of the principal amount of the notes. See "Description of the Notes—Change of Control Offer."

                  On July 21, 2015, we, through our wholly-owned subsidiary SJM International, Inc., agreed to acquire Thoratec Corporation. We intend to use the net proceeds from the sale of the notes, together with cash on hand and borrowings under a new term loan agreement, to fund the purchase price for the merger, as well as for general corporate purposes, which may include the repayment of short-term indebtedness.

                  In the event that the consummation of the merger has not occurred on or prior to the earlier of January 21, 2016 and the date the merger agreement is terminated, we will be required to redeem all outstanding 2018 notes and 2025 notes at the price specified and as otherwise described under the caption "Description of the Notes—Special Mandatory Redemption." The 2020 notes are not subject to the special mandatory redemption.

                  The notes will be our unsecured senior obligations and will rank equally with all our other unsecured and unsubordinated indebtedness, including all other unsubordinated notes issued under the indenture, from time to time outstanding.

                  The notes are new issues of securities with no established trading markets. We do not intend to apply to list any series of the notes on any securities exchange or to have the notes of any series quoted on any automated quotation system.

                  See "Risk Factors" on page S-8 of this prospectus supplement to read about certain risks you should consider before investing in the notes.

	Per 2018 Note		Total	Per 2020 Note		Total	Per 2025 Note		Total
Public Offering Price(1)		%	$		%	$		%	$
Underwriting Discount		%	$		%	$		%	$
Proceeds (before expenses)(1)		%	$		%	$		%	$

(1)
Plus accrued interest, if any, from                  , 2015, if settlement occurs after that date.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The notes will be delivered in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants on or about                  , 2015.

Joint Book-Running Managers

BofA Merrill Lynch	MUFG	Wells Fargo Securities

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

              This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a shelf registration process. Under the shelf registration process, we may offer from time to time (i) debt securities, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock, common stock or other securities, (v) subscription rights to purchase debt securities, preferred stock, common stock or other securities, (vi) stock purchase contracts obligating holders to purchase from or sell to us common stock or preferred stock at a future date or dates, and (vii) stock purchase units. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our debt securities and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under "Where You Can Find More Information" included elsewhere in this prospectus supplement before investing in the notes.

              No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement, any related free writing prospectus, and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. Neither we nor any of the underwriters or their affiliates take any responsibility for, nor can we or any of the underwriters or their affiliates provide any assurance as to the reliability of, any information that others may give you. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

              We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or on our internet site at http://www.sjm.com. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus.

              The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for any information superseded by information contained directly in this prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus supplement incorporates by reference the

S-ii

documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended January 3, 2015 (filed with the SEC on February 26, 2015) (such Annual Report, the "2014 Annual Report on Form 10-K");

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended April 4, 2015 and July 4, 2015 (filed with the SEC on May 7, 2015 and August 5, 2015, respectively) (such Quarterly Reports, the "First Quarter 2015 Quarterly Report on Form 10-Q" and the "Second Quarter 2015 Quarterly Report on Form 10-Q," respectively);

  •
  Current Reports on Form 8-K filed with the SEC on May 8, 2015, July 22, 2015 (relating to Items 1.01 and 2.03), August 5, 2015, August 24, 2015 and September 9, 2015;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 3, 2015 from our Definitive Proxy Statement on Schedule 14A, which we filed with the SEC on March 25, 2015; and

  •
  The description of our common stock contained in a registration statement on Form 8-A, filed with the SEC on November 8, 1996 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

              All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference.

              We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement (other than exhibits to those documents unless such exhibits are specifically incorporated by reference into this prospectus supplement). Requests should be directed to St. Jude Medical, Inc., Attn: Investor Relations, One St. Jude Medical Drive, St. Paul, Minnesota 55117, or by calling (800) 328-9634.

S-iii

 SUMMARY

              This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in the notes. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in the notes discussed in "Risk Factors" below and in the incorporated documents.

              In this prospectus supplement, except as otherwise indicated, "St. Jude Medical," "St. Jude," "the Company," "we," "our," and "us" refer to St. Jude Medical, Inc. and its subsidiaries.

 Our Company

              Our business is focused on the development, manufacture and distribution of cardiovascular medical devices for the global cardiac rhythm management, cardiovascular and atrial fibrillation therapy areas, and interventional pain therapy and neurostimulation devices for the management of chronic pain and movement disorders. We operate as a single operating segment and derive our revenues from six principal product categories. Our six principal product categories are as follows: tachycardia implantable cardioverter defibrillator (ICD) systems, atrial fibrillation (AF) products (electrophysiology (EP) introducers and catheters, advanced cardiac mapping, navigation and recording systems and ablation systems), bradycardia pacemaker (pacemaker) systems, vascular products (vascular closure products, pressure measurement guidewires, optical coherence tomography (OCT) imaging products, vascular plugs, a heart failure monitoring device and other vascular accessories), structural heart products (heart valve replacement and repair products and structural heart defect devices) and neuromodulation products (spinal cord stimulation and radiofrequency ablation to treat chronic pain and deep brain stimulation to treat movement disorders).

              Our principal executive offices are located at One St. Jude Medical Drive, St. Paul, Minnesota 55117. Our telephone number at that address is (651) 756-2000.

Recent Developments

              On July 21, 2015, SJM International, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, Spyder Merger Corporation, a California corporation and a wholly-owned subsidiary of SJM International, Inc., (the "merger sub"), Thoratec Corporation, a California corporation ("Thoratec"), and, solely with respect to certain provisions, the Company, entered into an Agreement and Plan of Merger (the "merger agreement"). The merger agreement provides for the merger of merger sub with and into Thoratec (the "merger"), with Thoratec surviving the merger as a wholly-owned subsidiary of SJM International, Inc. and the Company, subject to the terms and conditions set forth in the merger agreement.

              Thoratec is a world leader in mechanical circulatory support (MCS) technology for the treatment of advanced heart failure (HF), which includes ventricular assist devices (VADs) that are used for both chronic and acute patient support. The combination of complementary product lines of St. Jude Medical and Thoratec will offer a comprehensive portfolio of products for the management and treatment of heart failure.

              Completion of the merger is subject to customary closing conditions, including (i) approval of the merger agreement by Thoratec shareholders, (ii) receipt of regulatory approvals and (iii) the absence of a material adverse effect on Thoratec, as defined in the merger agreement.

              We estimate that the aggregate merger consideration paid to Thoratec shareholders will be approximately $3.4 billion, net of cash acquired. The Company expects to finance the consideration for the merger with a combination of cash on hand, and the net proceeds from this offering and borrowings under the Term Facility (defined below).

              On July 21, 2015, the Company entered into a commitment letter (the "Commitment Letter") with certain financial institutions pursuant to which Bank of America, N.A. and certain other financial institutions have committed to provide, subject to the terms and conditions set forth in the Commitment Letter, a 364-day $3.7 billion unsecured senior bridge facility (the "Bridge Facility," and the provision of such funds as set forth in the Commitment Letter, the "Bridge Financing"). The Bridge Facility is available to finance the merger and to pay fees and expenses related thereto to the extent that the Company does not finance such consideration and fees and expenses through available cash on hand and the issuance of the notes offered hereby.

              On August 21, 2015, the Company entered into a 5-year $2.6 billion term loan facility (the "Term Facility") the terms of which are set forth in a term loan agreement, among the Company, Bank of America, N.A., as administrative agent and a lender, and the other lenders party thereto (the "Term Loan Agreement"). The Term Facility provides for up to $2.1 billion of term loans (under tranche 1 thereunder) to be used to finance a portion of the purchase price of the merger and to pay fees and expenses related thereto, and for up to $500 million of term loans (under tranche 2 thereunder) to be used to refinance certain existing indebtedness of the Company and for general corporate purposes. Upon entry into the Term Loan Agreement, the commitments under the Bridge Facility were automatically reduced by $2.1 billion. The commitments under the Bridge Facility will be further reduced by $        upon the issuance of the notes hereby. The Term Facility contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, certain conditions and events of default that are customarily required for similar financings.

 The Offering

Issuer	St. Jude Medical, Inc., a Minnesota corporation.
Securities Offered
$ aggregate principal amount of notes, consisting of $ aggregate principal amount of % Senior Notes due 2018, $ aggregate principal amount of % Senior Notes due 2020, and $ aggregate principal amount of % Senior Notes due 2025.
Maturity	The 2018 notes will mature on , 2018, the 2020 notes will mature on , 2020, and the 2025 notes will mature on , 2025.
Interest Payment Dates	We will pay interest on the notes of each series on and of each year, commencing on , 2016.
Interest Rate	The 2018 notes will bear interest at % per year, the 2020 notes will bear interest at % per year, and the 2025 notes will bear interest at % per year.
Optional Redemption	We may redeem the notes of any series, in whole or in part, at any time and from time to time at the applicable redemption price described herein under "Description of the Notes—Optional Redemption."
Special Mandatory Redemption
The offering is not conditioned upon the consummation of the merger. In the event that the closing of the merger has not occurred on or prior to the earlier of January 21, 2016, and the date the merger agreement is terminated, we will be required to redeem all outstanding 2018 notes and 2025 notes on the special mandatory redemption date (as defined herein) at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. The 2020 notes are not subject to this special mandatory redemption. See "Description of the Notes—Special Mandatory Redemption."
Change of Control Offer
If we experience a "Change of Control Triggering Event" (as defined in "Description of the Notes—Change of Control Offer"), we will be required, unless we have exercised our option to redeem the notes of each series, to offer to purchase the notes of each series at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Change of Control Offer."
Certain Covenants
The indenture governing the notes contains certain restrictions, including a limitation that restricts our ability and the ability of certain of our subsidiaries to create or incur secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries. See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus.

Events of Default	In addition to the Events of Defaults set forth under "Description of Debt Securities—Defaults and Remedies" in the accompanying prospectus, the term "Event of Default" includes, with respect to each series of notes, the occurrence with respect to any debt of the Company in an aggregate principal amount of $75,000,000 or more of (i) an event of default that results in such debt becoming due and payable prior to its scheduled maturity (after giving effect to any applicable grace period) or (ii) the failure to make any payment when due (including any applicable grace period), which results in the acceleration of the maturity of such indebtedness, in each case without such acceleration having been rescinded, annulled or otherwise cured. See "Description of the Notes—Events of Default."
Ranking
The notes will be our unsecured senior obligations and will rank equally with all our other unsecured senior indebtedness, including all other unsubordinated notes issued under the indenture, from time to time outstanding. The indenture permits us from time to time to issue an unlimited principal amount of unsecured senior indebtedness. See "Description of the Notes—Ranking."
Form and Denomination	The notes of each series will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.
DTC Eligibility
The notes of each series will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, or its nominee. See "Description of the Notes—Book-Entry; Delivery and Form of Notes."
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $ . We plan to use the net proceeds from the sale of the notes, together with cash on hand and borrowings under the Term Facility to fund the merger. Any net proceeds from the offering that are not used to fund the merger will be used for general corporate purposes, which may include the repayment of short-term indebtedness. See "Use of Proceeds."
Risk Factors
You should carefully read and consider the information set forth in the section entitled "Risk Factors" beginning on page S-8 of this prospectus supplement and the risk factors set forth in the 2014 Annual Report on Form 10-K and the Second Quarter 2015 Quarterly Report on Form 10-Q, before investing in the notes.
No Listing of the Notes	We do not intend to apply to list any series of the notes on any securities exchange or to have the notes quoted on any automated quotation system.

Governing Law	The notes will be, and the indenture is, governed by the laws of the State of New York.
Trustee, Registrar and Paying Agent	U.S. Bank National Association.

 SUMMARY FINANCIAL DATA

              The following summary financial data as of and for the fiscal years ended January 3, 2015, December 28, 2013 and December 29, 2012 are derived from our audited consolidated financial statements. The summary financial data as of and for the six month periods ended July 4, 2015 and June 28, 2014 are derived from our unaudited condensed consolidated financial statements. The unaudited statements from which we derived these data include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of the Company's consolidated results of operations and financial position for the periods presented. Operating results for any interim period are not necessarily indicative of the results that may be expected for the full year. The summary financial data should be read in conjunction with our consolidated financial statements, and the related notes thereto, and the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" as provided in the 2014 Annual Report on Form 10-K and the Second Quarter 2015 Quarterly Report on Form 10-Q, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Six months ended		Fiscal year ended
Summary of Operations	July 4, 2015	June 28, 2014	January 3, 2015	December 28, 2013	December 29, 2012
	(in millions, except per share amounts)
Net sales	$2,755	$2,811	$5,622	$5,501	$5,503
Gross profit	1,936	1,995	3,969	3,927	3,965
Percent of net sales	70.3%	71.0%	70.6%	71.4%	72.1%
Net earnings attributable to St. Jude Medical, Inc.	$552	$519	$1,002	$723	$752
Percent of net sales	20.0%	18.5%	17.8%	13.1%	13.7%
Diluted net earnings per share attributable to St. Jude Medical, Inc.	$1.93 (a)	$1.80 (b)	$3.46 (c)	$2.49 (d)	$2.39 (e)
Cash dividends declared per share	$0.58	$0.54	$1.08	$1.00	$0.92

	As of
Financial Position	July 4, 2015	June 28, 2014	January 3, 2015	December 28, 2013	December 29, 2012
				(in millions)
Cash and cash equivalents	$910	$1,580	$1,442	$1,373	$1,194
Total assets	9,634	10,443	10,207	10,248	9,271
Total debt(f)	3,741	4,206	3,866	3,580	3,080

Fiscal year ended January 3, 2015 consisted of 53 weeks. All other fiscal years noted above consisted of 52 weeks. Each of the six-month periods ended July 4, 2015 and June 28, 2014 included 26 weeks.

(a)
Diluted net earnings per share attributable to St. Jude Medical, Inc. for the six months ended July 4, 2015 included after-tax benefits of $37 million, or $0.13 per diluted net earnings per share attributable to St. Jude Medical, Inc., related to acquisition-related benefits, legal settlement benefits, and income tax benefits for discrete income tax adjustments, partially offset by restructuring activities associated with our 2012 Business Realignment Plan and Manufacturing and Supply Chain Optimization Plan and product field action and litigation charges. See the notes to our condensed consolidated financial statements incorporated herein by reference for further detail.

(b)
Diluted net earnings per share attributable to St. Jude Medical, Inc. for the six months ended June 28, 2014 included after-tax charges of $46 million, or $0.16 per diluted net earnings per share attributable to St. Jude Medical, Inc., related to restructuring activities associated with our 2012 Business Realignment Plan and Manufacturing and Supply Chain Optimization Plan, acquisition-related charges, product field action and litigation charges, partially offset by a favorable legal settlement and an income tax benefit for discrete income tax adjustments. For further detail, see the notes to our condensed consolidated financial statements for the quarterly period ended June 28, 2014 included in the Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2014, which is not incorporated by reference herein.

(c)
2014 diluted net earnings per share attributable to St. Jude Medical, Inc. included after-tax charges of $150 million, or $0.52 per diluted net earnings per share attributable to St. Jude Medical, Inc., related to restructuring activities associated with our 2012 Business Realignment Plan and Manufacturing and Supply Chain Optimization Plan, acquisition-related charges, intangible asset impairment charges, product field action and litigation charges, and legal settlement expenses, partially offset by a favorable legal settlement and an income tax benefit for discrete income tax adjustments. See the notes to our consolidated financial statements incorporated herein by reference for further detail.

(d)
2013 diluted net earnings per share attributable to St. Jude Medical, Inc. included after-tax charges of $371 million, or $1.27 per diluted net earnings per share attributable to St. Jude Medical, Inc., related to restructuring activities associated with our 2012 Business Realignment Plan and 2011 Restructuring Plan, debt retirement costs primarily associated with make-whole redemption payments and the write-off of unamortized debt issuance costs, acquisition-related charges, intangible asset impairment charges, product field action and litigation charges, and a legal settlement charge, partially offset by an income tax benefit from the enactment of a tax law and the settlement of domestic tax audits. See the notes to our consolidated financial statements incorporated herein by reference for further detail.

(e)
2012 diluted net earnings per share attributable to St. Jude Medical, Inc. included after-tax charges of $321 million, or $1.02 per diluted net earnings per share attributable to St. Jude Medical, Inc., related to restructuring activities associated with our 2012 Business Realignment Plan and 2011 Restructuring Plan, product field action and litigation charges, a legal settlement charge, intangible asset impairment charges, inventory write-offs and an additional income tax charge related to a settlement reserve for certain prior year tax positions. See the notes to our consolidated financial statements incorporated herein by reference for further detail.

(f)
Total debt consists of current debt obligations and long-term debt.

RISK FACTORS

              Any investment in the notes involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus before deciding whether to purchase the notes. In addition, you should carefully consider, among other things, the matters discussed under "Risk Factors" in the 2014 Annual Report on Form 10-K and the Second Quarter 2015 Quarterly Report on Form 10-Q and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward-Looking Statements."

Risks Related to This Offering

The notes are obligations exclusively of the Company and not of its subsidiaries, and payment to holders of the notes will be structurally subordinated to the claims of our subsidiaries' creditors.

              The notes are obligations exclusively of St. Jude Medical, Inc., and are not guaranteed by any of its subsidiaries. As a result, our debt is "structurally subordinated" to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The indenture governing the notes does not restrict our or our subsidiaries' ability to incur unsecured indebtedness, to pay dividends or make distributions on, or redeem or repurchase our equity securities, or to engage in highly leveraged transactions that would increase the level of our indebtedness. As of July 4, 2015, on an as adjusted basis after giving effect to the offering of the notes and related use of proceeds as set forth under "Use of Proceeds," our subsidiaries would have had approximately $        of indebtedness.

The notes will be effectively junior to secured indebtedness that we may issue in the future.

              The notes are unsecured. As of the date hereof, we had no secured debt outstanding. Holders of our secured debt that we may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes will be effectively junior to any secured debt that we may issue in the future.

We may issue additional notes.

              Under the terms of the indenture that governs each series of the notes, including the notes offered hereby, we may from time to time without notice to, or the consent of, the holders of the applicable series of notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all material respects so that the new notes may be consolidated and form a single series with such notes and have the same terms as to status, redemption or otherwise as such notes.

Redemption may adversely affect your return on the notes.

              The notes are redeemable at our option, and therefore we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event.

              As described under "Description of the Notes—Change of Control," we will be required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event. We may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange financing on acceptable terms.

In the event that the closing of the merger has not occurred on or prior to the earlier of January 21, 2016 and the date the merger agreement is terminated, we will be required to redeem the 2018 notes and the 2025 notes on the special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount of the notes, and, as a result, holders of such notes may not obtain their expected return on the notes.

              We may not consummate the merger within the timeframe specified under "Description of the Notes—Special Mandatory Redemption," or the merger agreement may be terminated. Our ability to consummate the merger is subject to customary closing conditions over which we have limited or no control. In the event that the closing of the merger has not occurred on or prior to the earlier of January 21, 2016 and the date the merger agreement is terminated, we will be required to redeem all outstanding 2018 notes and 2025 notes at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. If we redeem the notes pursuant to the special mandatory redemption, you may not obtain your expected return on the notes. Your decision to invest in the notes is made at the time of the offering of the notes. You will have no rights under the special mandatory redemption provision if the closing of the merger occurs within the specified timeframe, nor will you have any right to require us to redeem your notes if, between the closing of the notes offering and the closing of the merger, we experience any changes in our business or financial condition or if the terms of the merger change.

              The 2020 notes are not subject to this special mandatory redemption and will remain outstanding regardless of whether the merger is consummated unless we elect to redeem the 2020 notes pursuant to the provisions described under "Description of the Notes—Optional Redemption." Whether or not the special mandatory redemption is ultimately triggered, it may adversely affect trading prices for the 2020 notes prior to and after the special mandatory redemption date.

We are not obligated to place the proceeds from the sale of the notes in escrow prior to the closing of the merger.

              In the event that the closing of the merger has not occurred on or prior to the earlier of January 21, 2016 and the date the merger agreement is terminated, we will be required to redeem all outstanding 2018 notes and 2025 notes for a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See "Description of the Notes—Special Mandatory Redemption." We are not obligated to place the proceeds from the sale of the 2018 notes or the 2025 notes in escrow prior to the closing of the merger or to provide a security interest in those proceeds, and there are no restrictions on our use of those proceeds during such time. Accordingly, we will need to fund any special mandatory redemption using cash on hand, proceeds of this offering that we have voluntarily retained or from other sources of liquidity.

An increase in interest rates could result in a decrease in the relative value of the notes.

              In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

The notes do not restrict our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

              We are not restricted under the terms of the notes or the indenture governing the notes from incurring additional indebtedness. The terms of the indenture limit our ability to create, grant or incur liens or enter into sale and leaseback transactions. However, these limitations are subject to numerous exceptions. See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt, or take a number of other actions that are not limited by the terms of the indenture and the notes, including repurchasing indebtedness or capital stock, or paying dividends, could have the effect of diminishing our ability to make payments on the notes when due.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

              Our ability to make scheduled payments with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

There are no public markets for the notes.

              The notes are new issues of securities with no established trading markets. As a result, we can give no assurances that markets will develop for the notes or that you will be able to sell the notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering prices. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, our financial condition and performance, as well as other factors. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes of either series on any securities exchange or automated quotation system, respectively.

 FORWARD-LOOKING STATEMENTS

              This prospectus supplement and the documents incorporated by reference herein may include statements that constitute "forward-looking statements" with respect to the financial condition, results of operations, plans, objectives, new products, future performance and business of St. Jude Medical, Inc. and its subsidiaries. Statements preceded by, followed by or that include words such as "may," "will," "expect," "anticipate," "continue," "estimate," "forecast," "project," "believe" or similar expressions are intended to identify some of the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such forward-looking statements involve risks and uncertainties. By identifying these statements for you in this manner, we are alerting you to the possibility that actual results may differ, possibly materially, from the results indicated by these forward-looking statements. We undertake no obligation to update any forward-looking statements. Actual results may differ materially from those contemplated by the forward-looking statements due to, among other factors, the risks and uncertainties discussed in the section entitled "Risk Factors" included elsewhere in this prospectus supplement and the accompanying prospectus as well as the various factors described below. Since it is not possible to foresee all such factors, you should not consider these factors to be a complete list of all risks or uncertainties. We believe the most significant factors that could affect our future operations and results are set forth as follows.

  •
  Competition, including product introductions by competitors that have advanced technology, better features or lower pricing.

  •
  Safety, performance or efficacy concerns about our products, many of which are expected to be implanted for many years, some of which may lead to recalls and/or advisories with the attendant expenses and declining sales.

  •
  A reduction in the number of procedures using our devices caused by cost-containment pressures, publication of adverse study results, initiation of investigations of our customers related to our devices or the development of or preferences for alternative technologies or therapies.

  •
  Declining industry-wide sales caused by product quality issues or recalls or advisories by us or our competitors that result in loss of physician and/or patient confidence in the safety, performance or efficacy of sophisticated medical devices in general and/or the types of medical devices recalled in particular.

  •
  Governmental legislation, including the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act, and/or regulation that significantly impacts the healthcare system in the United States or in international markets and that results in lower reimbursement for procedures using our products or denies coverage for such procedures, reduces medical procedure volumes or otherwise adversely affects our business and results of operations, including the imposition of any medical device excise tax.

  •
  Any changes to the U.S. Medicare or Medicaid systems or international reimbursement systems that significantly reduces reimbursement for procedures using our medical devices or denies coverage for such procedures, as well as adverse decisions relating to our products by administrators of such systems on coverage or reimbursement issues.

  •
  Changes in laws, regulations or administrative practices affecting government regulation of our products, such as FDA regulations, including those that decrease the probability or increase the time and/or expense of obtaining approval for products or impose additional burdens on the manufacture and sale of medical devices.

  •
  Consolidation and other healthcare industry changes leading to demands for price concessions and/or limitations on, or the elimination of, our ability to sell in significant market segments.

  •
  Failure to successfully complete, or unfavorable data from, clinical trials for our products or new indications for our products and/or failure to successfully develop markets for such new indications.

  •
  Conditions imposed in resolving, or any inability to timely resolve, any regulatory issues raised by the FDA, including Form 483 observations or warning letters, as well as risks generally associated with our health, safety and environmental regulatory compliance and quality systems.

  •
  Assertion, acquisition or grant of key patents by or to others that have the effect of excluding us from market segments or requiring us to pay royalties.

  •
  Adverse developments in litigation, including product liability litigation, patent or other intellectual property litigation, qui tam litigation or shareholder litigation.

  •
  Our ability to fund future product liability losses related to claims made subsequent to becoming self-insured.

  •
  Economic factors, including inflation, contraction in capital markets, changes in interest rates and changes in foreign currency exchange rates.

  •
  Disruptions in the financial markets or changes in economic conditions that adversely impact the availability and cost of credit and customer purchasing and payment patterns, including the collectability of customer accounts receivable.

  •
  The loss of, or price increases by, suppliers of key components, some of which are sole-sourced.

  •
  Inability to successfully integrate the businesses that we have acquired in recent years and that we plan to acquire.

  •
  Risks associated with our substantial international operations, including economic and political instability, currency fluctuations, changes in customs, tariffs and other trade restrictions and compliance with foreign laws.

  •
  Our inability to realize the expected benefits from our restructuring initiatives and continuous improvement efforts and the negative unintended consequences such activity could have.

  •
  Adverse developments in investigations and governmental proceedings.

  •
  Regulatory actions arising from concern over Bovine Spongiform Encephalopathy, sometimes referred to as "mad cow disease," that have the effect of limiting our ability to market products using bovine collagen, such as Angio-Seal™, or products using bovine pericardial material, such as our Biocor®, Epic™, Trifecta™ and Portico™ tissue heart valves or that impose added costs on the procurement of bovine collagen or bovine pericardial material.

  •
  Severe weather or other natural disasters that can adversely impact customer purchasing patterns and/or patient implant procedures or cause damage to the facilities of our critical suppliers or one or more of our facilities, such as an earthquake affecting our facilities in California, Puerto Rico and Costa Rica or a hurricane affecting our facilities in Puerto Rico and Malaysia.

  •
  Our inability to maintain, protect and enhance our information and manufacturing systems and our products that incorporate information technology or to develop new systems and products as well as risks to the privacy and security of customer, patient, third-party payor, employee, supplier or company information from continually evolving cybersecurity threats.

  •
  Changes in accounting rules or tax laws that adversely affect our results of operations, financial position or cash flows.

  •
  Our failure to acquire and integrate the Thoratec business in a successful and timely manner could have a material adverse effect on our business, financial condition or results of operations.

  •
  We will incur additional indebtedness to finance the proposed acquisition of Thoratec, which may decrease our business flexibility and increase our borrowing costs.

 USE OF PROCEEDS

              We estimate that the net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $            . We intend to use the net proceeds from the offering, together with cash on hand and borrowings under the Term Facility to fund the purchase price of the merger. Any net proceeds from the offering that are not used to fund the merger will be used for general corporate purposes, which may include the repayment of short-term indebtedness.

              Pursuant to the merger agreement, we will pay aggregate consideration of approximately $3.4 billion, net of cash acquired, to acquire Thoratec. In connection with the merger, we obtained the Commitment Letter related to the $3.7 billion Bridge Facility. The aggregate commitments under the Commitment Letter have been reduced and will be reduced dollar-for-dollar by borrowings under the Term Facility and the net proceeds from this offering. Borrowings under the Bridge Facility are available to finance the merger and to pay fees and expenses related thereto to the extent that we do not finance such consideration and fees and expenses through available cash on hand and borrowings under the Term Facility and the net proceeds from the notes offered hereby.

              The offering is not conditioned upon the consummation of merger. In the event that the closing of the merger has not occurred on or prior to the earlier of January 21, 2016, and the date the merger agreement is terminated, we will be required to redeem all outstanding 2018 notes and 2025 notes on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. See "Description of the Notes—Special Mandatory Redemption."

              The 2020 notes are not subject to this special mandatory redemption and will remain outstanding regardless of whether the merger is consummated unless we elect to redeem the 2020 notes pursuant to the provisions described under "Description of Notes—Optional Redemption."

CAPITALIZATION

              The following table sets forth our cash and cash equivalents and our capitalization as of July 4, 2015 and as adjusted to give effect to this offering and the application of the net proceeds of this offering as described under "Use of Proceeds," however, neither the "Actual" nor the "As Adjusted" column reflects the Company's entrance into the Term Facility or the commitments under the Commitment Letter. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included in the 2014 Annual Report on Form 10-K and the Second Quarter 2015 Quarterly Report on Form 10-Q, each of which is incorporated by reference into this prospectus supplement.

	As of July 4, 2015
	Actual	As Adjusted
	(in millions, except par value and share amounts)
Cash and cash equivalents	$910	$

Current debt obligations:
Term loan due April 2016	$175
2.50% senior notes due 2016	503
Yen-denominated credit facilities	52
Commercial paper borrowings	1,249

Total current debt obligations	1,979
Long-term debt:
3.25% senior notes due 2023	896
4.75% senior notes due 2043	696
1.58% Yen-denominated senior notes due 2017	66
2.04% Yen-denominated senior notes due 2020	104
% Notes due 2018 offered hereby	—
% Notes due 2020 offered hereby	—
% Notes due 2025 offered hereby	—

Total long-term debt	1,762
Shareholders' equity:
Preferred stock ($1.00 par value; 25,000,000 shares authorized; none outstanding)	—
Common stock ($0.10 par value; 500,000,000 shares authorized; 281,495,754 shares issued and outstanding)	28
Additional paid-in capital	27
Retained earnings	4,047
Accumulated other comprehensive income (loss)	(261)

Total shareholders' equity	3,841

Total capitalization	$7,582	$

 DESCRIPTION OF THE NOTES

              The following description of the particular terms of the notes offered by this prospectus supplement adds information to the description of the general terms and provisions of debt securities under the heading "Description of Debt Securities" in the accompanying prospectus. As used under "Summary—The Offering" and under this heading, "Description of the Notes," all references to "we," "us," "our," "St. Jude Medical" and the "Company" refer to St. Jude Medical, Inc.

General

              We will issue the 2018 notes in an initial aggregate principal amount of $            , the 2020 notes in an initial aggregate principal amount of $            and the 2025 notes in an initial aggregate principal amount of $            pursuant to an indenture, dated as of July 28, 2009, between us and U.S. Bank National Association, as trustee for the notes. We will issue each series of the notes under a supplement to such indenture to be dated as of the closing date of this offering, setting forth the specific terms applicable to the notes of such series. The 2018 notes will mature on                        , 2018, the 2020 notes will mature on                        , 2020 and the 2025 notes will mature on                         , 2025. We will issue the notes only in book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

              The notes will bear interest at the annual rates shown on the cover of this prospectus supplement and will accrue interest from                    , 2015 or from the most recent date to which interest has been paid (or provided for) to, but not including, the next date upon which interest is required to be paid.

              Commencing                    , 2016, interest will be payable semi-annually in arrears, on          and          , to the person in whose name a note is registered at the close of business on the          or          that precedes the date on which interest will be paid. Interest on the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

              If any interest payment date, redemption date or the stated maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term "business day" means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

              As contemplated under "Description of Debt Securities—Satisfaction, Discharge and Defeasance" in the accompanying prospectus, the satisfaction of certain conditions will permit us to discharge some or all of our obligations under the indenture with respect to the notes. We may discharge certain obligations to holders of notes that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such notes in respect of principal (and premium, if any) and interest to the date of such deposit (if such notes have become due and payable) or to the stated maturity and redemption date, as the case may be; provided that upon any redemption that requires the payment of a premium, the amount deposited will be sufficient to the extent that an amount is deposited with the trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption required to be deposited with the trustee on or prior to the date of redemption. In addition, we may discharge our obligations with respect to certain covenants through covenant defeasance. We refer you to the information under "Description of Debt Securities—Satisfaction, Discharge and Defeasance" in the accompanying prospectus for more information.

              Except as described in this prospectus supplement or the accompanying prospectus, the indenture for the notes does not contain any covenants or other provisions designed to protect holders of the notes against a reduction in our creditworthiness in the event of a highly leveraged transaction nor does the indenture for the notes prohibit other transactions that might adversely affect holders of the notes, including the incurrence of additional indebtedness.

Re-opening of the Notes

              We may from time to time, without the consent of the holders of the notes, create and issue further notes of a series having the same terms and conditions in all respects as the notes of the applicable series being offered hereby, except for the issue date, the issue price and, in some cases, the first payment of interest thereon; provided that if such additional notes are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Additional notes issued in this manner will be consolidated with and will form a single series with the notes of the applicable series being offered hereby.

Ranking

              The notes will be our unsecured senior obligations and will rank equally with all our other unsecured and unsubordinated indebtedness, including all other unsubordinated notes issued under the indenture, from time to time outstanding. The indenture provides for the issuance from time to time of unsecured senior indebtedness by us in an unlimited amount.

Optional Redemption

              Each series of notes will be redeemable (a "Make-Whole Redemption") as a whole or in part, at our option from settlement until                         , 2018 (their maturity date) with respect to the 2018 notes, from settlement until                        , 2020 (one month prior to their maturity date) with respect to the 2020 notes and from settlement until                        , 2025 (three months prior to their maturity date) with respect to the 2025 notes, in each case from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed in the case of the 2018 notes, or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed that would be due if the notes of such series matured on the applicable Par Call Date in the case of the 2020 notes and the 2025 notes, (in each case, exclusive of interest accrued to the date of redemption), in each case, as determined by an Independent Investment Banker, discounted to the redemption date on a semiannual basis at the Treasury Rate plus        basis points in the case of the 2018 notes,         basis points in the case of the 2020 notes and        basis points in the case of the 2025 notes, plus in each case accrued and unpaid interest on the notes to be redeemed to, but excluding, the date of redemption.

              The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

              In addition, we will have the right to redeem the 2020 notes on or after                        , 2020 (one month prior to their maturity date) and the2025 notes on or after                        , 2025 (three months prior to their maturity date), in each case, in whole at any time or in part from time to time, at our option, at a redemption price equal to 100% of the aggregate principal amount of the notes being redeemed plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date.

              "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date.

              "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes (assuming for this purpose that the 2020 notes and the 2025 notes matured on the applicable Par Call Date) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes being redeemed.

              "Comparable Treasury Price" means, with respect to any redemption date,

  •
  the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

  •
  if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.

              "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us to act as the "Independent Investment Banker."

              "Par Call Date" means (i) with respect to the 2020 notes,                    , 2020 (one month prior to their maturity date) and (ii) with respect to the 2025 notes,                    , 2025 (three months prior to their maturity date).

              "Reference Treasury Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC and its successors and one other nationally recognized investment banking firm, each of which is a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") specified from time to time by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the applicable series of notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

              Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless a default occurs in the payment of the redemption price, from and after any redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption. On or before any redemption date, we shall deposit with the trustee or with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of a series of notes are to be redeemed, the notes of such series to be redeemed shall be selected by the trustee at our direction by such method as we and the trustee shall deem fair and appropriate. With respect to a Make-Whole Redemption, the redemption price shall be calculated by the Independent Investment Banker and we, the trustee and any paying agent for the notes shall be entitled to rely on such calculation.

Special Mandatory Redemption

              In the event that the closing of the merger has not occurred on or prior to the earlier of January 21, 2016, and the date the merger agreement is terminated, we will be required to redeem all outstanding 2018 notes and 2025 notes on a special mandatory redemption date at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the special mandatory redemption date (the "Special Mandatory Redemption Price"). The "special mandatory redemption date" means the earlier to occur of (1) March 22, 2016, if the closing of the merger has not occurred on or prior to January 21, 2016, or (2) the 60th day (or if such day is not a business day, the first business day thereafter) following the termination of the merger agreement for any reason. Notwithstanding the foregoing, installments of interest on any series of notes that are due and payable on interest payment dates falling on or prior to the special mandatory redemption date will be payable on such interest payment dates to the registered holders as of the close of business on the relevant record dates in accordance with the 2018 notes and the 2025 notes and the indenture.

              We will cause the notice of special mandatory redemption to be delivered electronically or mailed, with a copy to the trustee, within 10 business days after the occurrence of the event triggering the special mandatory redemption to each holder at its registered address. If funds sufficient to pay the Special Mandatory Redemption Price of the 2018 notes and 2025 notes to be redeemed on the special mandatory redemption date are deposited with the trustee or a paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the notes will cease to bear interest.

              The 2020 notes are not subject to this special mandatory redemption.

No Sinking Fund

              The notes will not be subject to, nor have the benefit of, a sinking fund.

Change of Control

              If a Change of Control Triggering Event occurs, unless we have exercised our option to redeem the notes as described under "—Optional Redemption" above, each holder of the notes will have the right to require us to purchase all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such holder's notes pursuant to the offer described below (a "Change of Control Offer") at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (the "Change of Control Payment"), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

              We will be required to send a notice to each holder of the notes, with a copy to the trustee, within 30 days following the date upon which any Change of Control Triggering Event occurred, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is delivered, other than as may be required by law (a "Change of Control Payment Date"). If the notice is delivered prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

              On the Change of Control Payment Date, we will, to the extent lawful:

  •
  accept for payment all properly tendered notes or portions of notes not validly withdrawn;

  •
  deposit with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

  •
  deliver or cause to be delivered to the trustee the repurchased notes, accompanied by an officers' certificate stating, among other things, the aggregate principal amount of repurchased notes.

              We will not be required to make a Change of Control Offer with respect to a series of notes upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all notes of that series properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes of the applicable series if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture.

              We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

              The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the notes of that series as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

              For purposes of the foregoing discussion, the following definitions apply:

              "Capital Stock" means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

              "Change of Control" means the occurrence of any of the following:

  •
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

  •
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

  •
  the first day on which a majority of the members of our board of directors are not Continuing Directors; or

  •
  the adoption of a plan relating to our liquidation or dissolution.

              Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly-owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

              "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Event.

              "Continuing Directors" means, as of any date of determination, any member of our board of directors who:

  •
  was a member of such board of directors on the first date that any of the notes of either series were first issued; or

  •
  was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of a proxy statement in which such member was named as a nominee for election as a director).

              "Fitch" means Fitch, Inc. and its successors.

              "Investment Grade" means a rating of Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's), a rating of BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB– or better by Fitch (or its equivalent under any successor rating categories of Fitch).

              "Moody's" means Moody's Investors Service, Inc., a subsidiary of Moody's Corporation, and its successors. "Rating Agencies" means:

  •
  each of Moody's, S&P and Fitch; and

  •
  if any of Moody's S&P or Fitch ceases to rate the notes of either series or fails to make a rating of the notes of either series publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) under the Exchange Act that is selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody's, S&P or Fitch, or each of them, as the case may be.

              "Rating Event" means, with respect to either series of notes, the rating of such notes is lowered below Investment Grade by any two of the three Rating Agencies on any date during the period commencing 60 days prior to the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies), provided that a Rating Event otherwise arising by virtue of a particular reduction in, or termination of, any rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event under the indenture) if the Rating Agency or Rating Agencies ceasing to rate such series of notes or making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the termination or reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

              "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

              "Voting Stock" means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Events of Default

              In addition to the Events of Defaults as set forth under "Description of Debt Securities—Defaults and Remedies" in the accompanying prospectus, the term "Event of Default" includes, with respect to each series of notes, the occurrence with respect to any debt of the Company in an aggregate principal amount of $75,000,000 or more of (i) an event of default that results in such debt becoming due and payable prior to its scheduled maturity (after giving effect to any applicable grace period) or (ii) the failure to make any payment when due (including any applicable grace period), which results in the acceleration of the maturity of such debt, in each case without such acceleration having been rescinded, annulled or otherwise cured.

Book-Entry; Delivery and Form of Notes

              The certificates representing each series of notes will be issued in the form of one or more fully registered global notes without coupons (the "Global Note") and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor. See "Description of Debt Securities—Global Securities" in the accompanying prospectus.

              DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

              The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Same-Day Funds Settlement and Payment

              Settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest in respect of notes in book-entry form will be made by us in immediately available funds to the accounts specified by DTC.

              Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing houses or next-day funds. In contrast, the notes will trade in DTC's Same-Day Funds Settlement System until maturity, or earlier redemption or repayment, or until the notes are issued in certificated form, and secondary market trading activity in the notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Applicable Law

              The notes and the indenture are governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

              U.S. Bank National Association is the trustee under the indenture. U.S. Bank National Association is a lender to us under our syndicated credit facilities and also provides other services to us from time to time in the normal course of business.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

              The following discussion is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular taxpayers in light of their special circumstances or taxpayers subject to special treatment under U.S. federal income tax laws (including, but not limited to, dealers in securities or currencies, financial institutions, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other pass-through entities (or investors therein), cooperatives, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, traders in securities that elect to use the mark-to-market method of accounting, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, persons who hold notes as part of a hedging, integrated, straddle, conversion or constructive sale transaction, persons subject to the alternative minimum tax, U.S. expatriates, controlled foreign corporations, or passive foreign investment companies). This discussion does not address any aspect of U.S. federal taxation (e.g., estate or gift tax) other than U.S. federal income taxation or any aspect of state, local or foreign taxation. In addition, this discussion deals only with certain U.S. federal income tax consequences to a holder that acquires the notes in the initial offering at their issue price (generally, the first price at which a substantial amount of the notes are sold for money to the public, not including purchases by bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and holds the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). No ruling of the Internal Revenue Service ("IRS") has been or will be sought regarding any matter discussed herein.

              This discussion is based on the Code, Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the IRS, all as in effect as of the date of this prospectus supplement, and all of which are subject to differing interpretations or change, possibly with retroactive effect.

              EACH PROSPECTIVE PURCHASER OF THE NOTES SHOULD CONSULT ITS TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES.

              For purposes of this discussion, "U.S. Holder" means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

  •
  an estate, the net income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

              The term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder and is not a partnership (including an entity or arrangement classified as a partnership) for U.S. federal income tax purposes.

              If a partnership (or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the U.S. federal income tax treatment of a partner in that partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) and partners in such partnership should consult their own tax advisors concerning the U.S. federal income and other tax consequences of an investment in the notes.

              This discussion is for general purposes only. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under federal estate and gift tax laws, as well as foreign, state, and local laws and tax treaties, and the possible effects of changes in tax laws.

Payments under Certain Events

              We may be required, under certain circumstances, to pay additional amounts in respect of certain of the notes (as described in "Description of Notes—Special Mandatory Redemption," "—Change of Control" and "—Optional Redemption"). Although the issue is not free from doubt, we intend to take the position that the possibility that we will be required to pay such additional amounts does not result in the notes being treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our position is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on the IRS. If the IRS takes a contrary position to that described above, the timing and character of a holder's income, gain, deduction or loss with respect to the notes could be affected. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

              Interest.    It is anticipated, and this discussion assumes, that the notes will not be issued with "original issue discount" for U.S. federal income tax purposes. In such case, interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with a holder's usual method of accounting for tax purposes. If, however, the notes are issued for an amount less than the principal amount and the difference is more than a de minimis amount (as set forth in the Code), a holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

              Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.    Upon the sale, exchange, redemption or other taxable disposition of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the notes, other than amounts attributable to accrued and unpaid interest (which will be treated as ordinary interest income to the extent such interest has not been previously included in income) and (ii) the U.S. Holder's adjusted tax basis in the notes. The amount realized by a U.S. Holder is the sum of cash plus the fair market value of all other property (or in some cases involving the receipt of debt instruments, the issue price of such debt instruments) received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder's adjusted tax basis in a note will generally equal the cost of the note. The gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the notes will generally be long-term capital gain or loss if, at the time of the sale, exchange, redemption, or other taxable disposition, the U.S. Holder's holding period in the notes exceeds one year. For non- corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. U.S. Holders are urged to consult their own tax advisors regarding the deductibility of capital losses in light of their particular circumstances.

              Medicare Tax.    U.S. Holders who are individuals, estates or certain trusts are subject to an additional 3.8% Medicare tax on the lesser of (a) the U.S. person's "net investment income" (or undistributed "net investment income" in the case of an estate or trust) for the relevant taxable year and (b) the excess of the U.S. person's modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual's circumstances). Net investment income will generally include interest income and net gains from the disposition of the notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is an individual, estate or trust should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the notes.

              Backup Withholding and Information Reporting.    In general, a U.S. Holder that is not an "exempt recipient" will be subject to U.S. federal backup withholding tax at the applicable rate (currently 28%) with respect to payments on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the notes, unless the U.S. Holder provides its taxpayer identification number to the paying agent and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or an applicable successor form and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition by, a U.S. Holder will generally be subject to information reporting requirements, unless such U.S. Holder is an exempt recipient and appropriately establishes that exemption.

Non-U.S. Holders

              Interest.    Subject to the discussion below under "—Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance Act", in general, no U.S. federal income or withholding tax will apply to a payment of interest on a note to a Non-U.S. Holder, provided that

(i)
such interest is not effectively connected with the conduct of a trade or business in the United States carried on by the Non-U.S. Holder or, if provided in an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Holder;

(ii)
such Non-U.S. Holder does not actually or constructively (pursuant to the rules of Section 871(h)(3)(C) of the Code), directly or indirectly, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(iii)
such Non-U.S. Holder is not a controlled foreign corporation directly or indirectly related to us through the stock ownership rules under Section 864(d)(4) of the Code;

(iv)
such Non-U.S. Holder is not a bank that is receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder's trade or business;

(v)
either (A) such Non-U.S. Holder provides its name and address and certain other required information, and certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form), under penalties of perjury, that it is not a "United States person" (as defined in the Code) or (B) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that the certification referred to in clause (i) has been received by it and furnishes us or our paying agent a copy thereof.

              If all of the foregoing requirements are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met), subject to the discussion below concerning interest that is effectively connected with a Non-U.S. Holder's conduct of a trade or business in the United States.

              Sale, Exchange, Redemption or Other Taxable Disposition of a Note.    Subject to the discussion below under "Backup Withholding and Information Reporting" and "—Foreign Account Tax Compliance Act," in general, a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale, exchange, redemption or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will generally be treated as described under "—Interest," immediately above), unless

(i)
such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States, in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax in the manner described below under "—United States Trade or Business"; or

(ii)
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (unless a lower treaty rate applies) on the amount by which its U.S. source capital gains exceed its U.S. source capital losses.

              United States Trade or Business.    If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest or gain on a note is effectively connected with the conduct of such trade or business (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder generally will be subject to U.S. federal income tax on the interest or gain recognized with respect to a note in the same manner as if such holder were a U.S. person. Such interest or gain recognized by a corporate Non-U.S. Holder may also be subject to an additional U.S. federal branch profits tax at a 30% rate (or, if applicable, a lower treaty rate). In addition, any such interest will not be subject to withholding tax if the Non-U.S. Holder delivers to us a properly completed and executed IRS Form W-8ECI in order to claim an exemption from withholding tax. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of notes.

              Backup Withholding and Information Reporting.    Under current U.S. Treasury regulations, we must report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to the Non-U.S. Holder and the amount of tax withheld, if any, from those payments. These reporting requirements apply regardless of whether U.S. withholding tax on such payments was reduced or eliminated by any applicable tax treaty or otherwise. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in other countries, including the country where a Non-U.S. Holder is a resident, under the provisions of an applicable income tax treaty or agreement.

              Under some circumstances, U.S. Treasury regulations require backup withholding and additional information reporting on payments of interest and other "reportable payments." Such backup withholding and additional information reporting will not apply to payments on the notes made by us or our paying agent to a Non-U.S. Holder if the certification described above under "—Interest" is received from the Non-U.S. Holder.

              Backup withholding and information reporting will generally not apply to payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the foreign office of a broker. However, information reporting requirements, and possibly backup withholding, will apply if such broker is, for U.S. federal income tax purposes, a "United States person" (as defined in the Code) or has certain other enumerated connections with the United States, unless such broker has documentary evidence in its records that the Non-U.S. Holder is not a "United States person" (as defined in the Code) and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption. Payments of proceeds from the sale or other disposition of a note made to a Non-U.S. Holder by or through the U.S. office of a broker are subject to information reporting and backup withholding at the applicable rate unless the Non-U.S. Holder certifies, under penalties of perjury, that it is not a "United States person" (as defined in the Code) and it satisfies certain other conditions, or the Non-U.S. Holder otherwise establishes an exemption.

              Backup withholding is not an additional tax. Any amounts withheld from payments to a Non-U.S. Holder under the backup withholding rules may be refunded or credited against a Non-U.S. Holder's federal income tax liability, if any, if the holder timely provides the required information to the IRS.

              Non-U.S. Holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

              Foreign Account Tax Compliance Act.    Under the Foreign Account Tax Compliance Act ("FATCA"), withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-United States entities. Specifically, a 30% withholding tax may be imposed on interest on, and gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury or an intergovernmental agreement between, generally, the jurisdiction in which it is resident and the U.S. Treasury, it must, among other things, identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders.

              The withholding provisions described above will generally not apply to payments of gross proceeds from a sale or other disposition of notes until on or after January 1, 2017. Holders should consult their tax advisors regarding FATCA and the regulations thereunder.

              The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders are urged to consult their own tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

              Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc. and Wells Fargo Securities, LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount of 2018 Notes	Principal Amount of 2020 Notes	Principal Amount of 2025 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
Wells Fargo Securities, LLC

Total

              Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

              We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The underwriters have advised us that they propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement, and to dealers at this price less a concession not in excess of      % of the principal amount per 2018 note,      % of the principal amount per 2020 note and      % of the principal amount per 2025 note. The underwriters may allow, and the dealers may reallow, discounts not in excess of      % of the principal amount per 2018 note,      % of the principal amount per 2020 note and      % of the principal amount per 2025 note to other dealers. After the initial offering of the notes, the public offering price, concessions and discounts may be changed.

              The following table summarizes the compensation to be paid by us to the underwriters.

	Per 2018 note		Total	Per 2020 note		Total	Per 2025 note		Total
Underwriting discount paid by us		%	$		%	$		%	$

              The expenses of the offering, not including the underwriting discount, are estimated to be approximately $                and are payable by us. The underwriters have agreed to reimburse us for certain expenses of the offering.

New Issue of Notes

              The notes are new issues of securities with no established trading markets. We do not intend to apply for listing of the notes of either series on any national securities exchange or for inclusion of the notes of any series on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes of each series after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

              In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the prices of the notes may be higher than the price that might otherwise exist in the open market.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement

              We expect that delivery of the notes will be made to investors on or about          , 2015, which will be the seventh business day following the date of this prospectus supplement (such settlement being referred to as "T+7"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or during the next three succeeding business days will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their advisors.

European Economic Area

              In relation to each member state of the European Economic Area, no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

                  A.    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

                  B.    to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives for any such offer; or

                  C.    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for the Company or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

              This prospectus supplement has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the representatives have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the representatives to publish a prospectus for such offer.

              For the purpose of this provision, the expression an "offer of notes to the public" in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in the each Member State.

              The above selling restriction is in addition to any other selling restriction set out below.

Notice to Prospective Investors in the United Kingdom

              In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

              This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss

Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

              This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Canada

              The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the representatives are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

              Certain underwriters and their affiliates have provided, are currently providing and in the future may continue to provide investment banking, commercial banking and other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and will receive customary compensation. Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as financial advisor to us in connection with the merger and Bank of America, N.A., Wells Fargo Bank, N.A. and The Bank of Tokyo-Mitsubishi UFJ, Ltd., each an affiliate of an underwriter, are lenders to the Bridge Facility. Bank of America, N.A. acted as administrative agent and a lender under the Term Facility.

              In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

              Gibson, Dunn & Crutcher LLP, New York, New York, and Jason A. Zellers, Vice President, General Counsel and Corporate Secretary of the Company, will pass upon the validity of the notes offered hereby for St. Jude Medical, Inc. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by O'Melveny & Myers LLP, New York, New York.

EXPERTS

              The consolidated financial statements of St. Jude Medical, Inc. appearing in St. Jude Medical, Inc.'s Annual Report (Form 10-K) for the year ended January 3, 2015 (including the schedule appearing therein), and the effectiveness of St. Jude Medical, Inc.'s internal control over financial reporting as of January 3, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities
Preferred Stock
Common Stock
Warrants
Subscription Rights
Stock Purchase Contracts
Stock Purchase Units

St. Jude Medical, Inc., from time to time, may offer, issue and sell (i) senior debt securities which may be convertible or non-convertible, (ii) preferred stock, (iii) common stock, (iv) warrants to purchase debt securities, preferred stock, common stock or other securities, (v) subscription rights to purchase debt securities, preferred stock, common stock or other securities, (vi) stock purchase contracts obligating holders to purchase from or sell to us common stock or preferred stock at a future date or dates, and (vii) stock purchase units, each consisting of a stock purchase contract and any combination of debt securities or debt obligations of third parties, including U.S. Treasury securities, which would secure the holder's obligation to purchase from or to sell to us, as the case may be, preferred stock or common stock under the stock purchase contract.

Our common stock is listed on the New York Stock Exchange and trades under the symbol "STJ." If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to the offered securities. The specific terms of any securities to be offered will be described in supplements to this prospectus, which may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading "Risk Factors" beginning on page 4.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 21, 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC"), using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date of the documents containing the information. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, except as otherwise indicated, "St. Jude Medical," "St. Jude," "the Company," "we," "our," and "us" refer to St. Jude Medical, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be read and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC, including us. These reports, proxy statements and other information can also be read at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 or on our internet site at http://www.sjm.com. Information on our website is not incorporated into this prospectus and is not a part of this prospectus.

The SEC allows us to "incorporate by reference" information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 29, 2012 (filed with the SEC on February 26, 2013), as amended by Amendment No. 1 thereto on Form 10-K/A (filed with the SEC on March 21, 2013) (such Annual Report, as so amended, the "2012 Annual Report on Form 10-K");

  •
  Current Reports on Form 8-K filed with the SEC on January 14, 2013 and February 25, 2013;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 from our Definitive Proxy Statement on Schedule 14A, which we filed with the SEC on March 23, 2012; and

  •
  The description of our common stock contained in a registration statement on Form 8-A, filed with the SEC on November 8, 1996 under the Securities Exchange Act of 1934 (the "Exchange Act") and in any other registration statement or report filed by us under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents which are incorporated by reference into the prospectus but not delivered with the prospectus (other than exhibits to those documents unless such exhibits are specifically incorporated by reference as an exhibit in this prospectus). Requests should be directed to St. Jude Medical, Inc., Attn: Investor Relations, One St. Jude Medical Drive, St. Paul, Minnesota 55117, or by calling (800) 328-9634.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may include forward-looking statements made within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Such forward-looking statements may include, without limitation, statements about our market opportunities, strategies, competition, expected activities and expenditures, financial condition, results of operations, plans, objectives, new products, future performance and business and at times may be identified by the use of words such as "may," "could," "should," "will," "would," "project," "believe," "anticipate," "expect," "plan," "estimate," "forecast," "potential," "intend," "continue" and variations of these words or comparable words. Forward-looking statements inherently involve risks and uncertainties. Accordingly, actual results may differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks described under the section entitled "Risk Factors" included elsewhere in this prospectus and the various factors as described below.

Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

  •
  Any legislative or administrative reform to the U.S. Medicare or Medicaid systems or international reimbursement systems that significantly reduces reimbursement for procedures using our medical devices or denies coverage for such procedures, as well as adverse decisions relating to our products by administrators of such systems on coverage or reimbursement issues.

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  Assertion, acquisition or grant of key patents by or to others that have the effect of excluding us from market segments or requiring us to pay royalties.

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  Economic factors, including inflation, contraction in capital markets, changes in interest rates and changes in foreign currency exchange rates.

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  Product introductions by competitors that have advanced technology, better features or lower pricing.

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  The loss of, or price increases by, suppliers of key components, some of which are sole-sourced.

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  A reduction in the number of procedures using our devices caused by cost-containment pressures, publication of adverse study results, initiation of investigations of our customers related to our devices or the development of or preferences for alternative therapies.

  •
  Safety, performance or efficacy concerns about our products, many of which are expected to be implanted for many years, some of which may lead to recalls and/or advisories with the attendant expenses and declining sales.

  •
  Declining industry-wide sales caused by product quality issues or recalls or advisories by us or our competitors that result in loss of physician and/or patient confidence in the safety, performance or efficacy of sophisticated medical devices in general and/or the types of medical devices recalled in particular.

  •
  Changes in laws, regulations or administrative practices affecting government regulation of our products, such as Food and Drug Administration (the "FDA") regulations, including those that decrease the probability or increase the time and/or expense of obtaining approval for products or impose additional burdens on the manufacture and sale of medical devices.

  •
  Regulatory actions arising from concern over Bovine Spongiform Encephalopathy, sometimes referred to as "mad cow disease," that have the effect of limiting our ability to market products using bovine collagen, such as Angio-Seal™, or products using bovine pericardial material, such as our Biocor®, Epic™ and Trifecta™ tissue heart valves, or that impose added costs on the procurement of bovine collagen or bovine pericardial material.

  •
  Our ability to fund future product liability losses related to claims made subsequent to becoming self-insured.

  •
  Severe weather or other natural disasters that can adversely impact customers purchasing patterns and/or patient implant procedures or cause damage to the facilities of our critical suppliers or one or more of our facilities, such as an earthquake affecting our facilities in California or a hurricane affecting our facilities in Puerto Rico.

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  Healthcare industry changes leading to demands for price concessions and/or limitations on, or the elimination of, our ability to sell in significant market segments.

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  Adverse developments in investigations and governmental proceedings.

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  Adverse developments in litigation, including product liability litigation, patent or other intellectual property litigation, qui tam litigation or shareholder litigation.

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  Inability to successfully integrate the businesses that we have acquired in recent years and that we plan to acquire.

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  Failure to successfully complete or unfavorable data from clinical trials for our products or new indications for our products and/or failure to successfully develop markets for such new indications.

  •
  Changes in accounting rules or tax laws that adversely affect our results of operations, financial position or cash flows.

  •
  The disruptions in the financial markets and the economic downturn that adversely impact the availability and cost of credit and customer purchasing and payment patterns, including the collectability of customer accounts receivable.

  •
  Conditions imposed in resolving, or any inability to timely resolve, any regulatory issues raised by the FDA, including Form 483 observations or warning letters, as well as risks generally associated with our regulatory compliance and quality systems.

  •
  Governmental legislation, including the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act, and/or regulation that significantly impacts the healthcare system in the United States or in international markets and that results in lower reimbursement for procedures using our products, reduces medical procedure volumes or otherwise adversely affects our business and results of operations, including the U.S. medical device excise tax.

  •
  Our inability to realize the expected benefits from our restructuring initiatives and continuous improvement efforts and the negative unintended consequences such activity could have.

  •
  Our inability to maintain, protect and enhance our existing information technology systems and to develop new systems.

Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update or revise the forward-looking statements included in this registration statement, whether as a result of new information, future events or otherwise, after the date of this registration statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

ST. JUDE MEDICAL, INC.

Our business is focused on the development, manufacture and distribution of cardiovascular medical devices for the global cardiac rhythm management, cardiovascular and atrial fibrillation therapy areas and implantable neurostimulation medical devices for the management of chronic pain. Our two business units are the Implantable Electronic Systems Division (IESD) and the Cardiovascular and Ablation Technologies Division (CATD). Our principal products in IESD are as follows: tachycardia implantable cardioverter defibrillator systems (ICDs), bradycardia pacemaker systems (pacemakers) and neurostimulation products (spinal cord and deep brain stimulation devices). Our principal products in CATD are as follows: vascular products (vascular closure products, pressure measurement guidewires, optical coherence tomography (OCT) imaging products, vascular plugs and other vascular accessories), structural heart products (heart valve replacement and repair products and structural heart defect devices) and atrial fibrillation (AF) products (electrophysiology (EP) introducers and catheters, advanced cardiac mapping, navigation and recording systems and ablation systems). We market and sell our products in more than 100 countries around the world. The principal geographic markets for our products are the United States, Europe, Japan and Asia Pacific.

Our principal executive offices are located at One St. Jude Medical Drive, St. Paul, Minnesota 55117. Our telephone number at that address is (651) 756-2000.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before acquiring any offered securities pursuant to this prospectus, you should carefully consider the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement, including, without limitation, the risks described in the 2012 Annual Report on Form 10-K, which is incorporated herein by reference, the risk factors described under the caption "Risk Factors" in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before making an investment decision. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See "Where You Can Find More Information" included elsewhere in this prospectus.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical consolidated ratio of earnings to fixed charges for the periods indicated. For purposes of computing the ratios set forth below, "earnings" consist of consolidated earnings before income taxes plus fixed changes. "Fixed charges" consist of gross interest expense and the portion of interest expense on operating leases we believe to be representative of the interest factor.

	FISCAL YEAR
	2012	2011	2010	2009	2008
EARNINGS
Earnings before income taxes	$1,005	$1,019	$1,208	$1,057	$581
Plus fixed charges:
Interest expense(1)	73	70	67	46	73
Rent interest factor(2)	15	15	12	11	9

TOTAL FIXED CHARGES	88	85	79	57	82
EARNINGS BEFORE INCOME TAXES AND FIXED CHARGES	$1,093	$1,104	$1,287	$1,114	$663

RATIO OF EARNINGS TO FIXED CHARGES	12.4	13.0	16.3	19.5	8.1

(1)
Interest expense consists of interest on indebtedness and amortization of debt issuance costs.
(2)
Approximately one-third of rental expense is deemed representative of the interest factor.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, subscription rights, stock purchase contracts and stock purchase units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities under a base indenture dated as of July 28, 2009 between us and U.S. Bank National Association, as trustee. The base indenture is incorporated by reference into the registration statement, of which this prospectus is a part. As used in this prospectus, "debt securities" means our direct unsecured general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we issue and the trustee authenticates and delivers under the base indenture. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered.

Debt securities may be issued under the base indenture in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by our board of directors or a duly authorized committee thereof. The base indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, or the amount of series that may be issued. We refer to the base indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities) in this prospectus as the indenture. The indenture is subject to, and governed by, the Trust Indenture Act of 1939.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the base indenture and the supplemental indenture or board resolution (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.

General

The debt securities will be our unsecured obligations and will rank equally with all of our other unsecured and unsubordinated debt from time to time outstanding. Our secured debt will be effectively senior to the debt securities to the extent of the value of the assets securing such debt. Unless otherwise indicated in a prospectus supplement, the debt securities will be exclusively our obligations and not those of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries.

The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:

  •
  the title of the debt securities;

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  the price at which the debt securities will be issued (including any issue discount);

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  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates (or manner of determining the same) on which the debt securities will mature;

  •
  the rate or rates (which may be fixed or variable) per annum (or the method or methods by which such rate or rates will be determined) at which the debt securities will bear interest, if any, and the date or dates from which such interest will accrue;

  •
  the date or dates on which such interest will be payable and the record dates for such interest payment dates and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  if the trustee in respect of the debt securities is other than U.S. Bank National Association (or any successor thereto), the identity of the trustee;

  •
  any mandatory or optional sinking fund or purchase fund or analogous provision;

  •
  whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of the holders;

  •
  any provisions relating to the date after which, the circumstances under which, and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed at our option or of the holder thereof and certain other terms and provisions of such optional or mandatory redemption;

  •
  if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

  •
  if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities are to be made in a currency other than United States dollars or the amounts of such payments are to be determined with reference to an index based on a currency or currencies other than that in which the debt securities are denominated, the currency or currencies (including composite currencies) or the manner in which such amounts are to be determined, respectively;

  •
  if other than or in addition to the events of default described in the base indenture, the events of default with respect to the debt securities of that series;

  •
  any provisions relating to the conversion of debt securities into debt securities of another series or shares of our capital stock or any other equity securities;

  •
  any provisions restricting defeasance of the debt securities;

  •
  any covenants or other restrictions on our operations;

  •
  conditions to any merger or consolidation; and

  •
  any other terms of the debt securities. (Section 3.1)

Unless otherwise indicated in a prospectus supplement in respect of which this prospectus is being delivered, principal of, premium, if any, and interest, if any, on the debt securities (other than debt securities issued as global securities) will be payable, and the debt securities (other than debt securities issued as global securities) will be exchangeable and transfers thereof will be registrable, at the office of the trustee with respect to such series of debt securities and at any other office maintained at that time by us for such purpose, provided that, at our option, payment of interest may be made by check mailed to the address of the holder as it appears in the register of the debt securities. (Section 3.4)

Unless otherwise indicated in a prospectus supplement relating thereto, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 thereafter. (Section 3.2) For certain information about debt securities issued in global form, see "—Global Securities" below. No service charge shall be made for any registration of transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection therewith. (Section 3.6)

Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the prospectus supplement in respect of which this prospectus is being delivered, if applicable.

Debt securities may be issued, from time to time, with the principal amount payable on the applicable principal payment date, or the amount of interest payable on the applicable interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. In such cases, holders of such debt securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information, if any, as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or the factors to which the amount payable on such date is linked and certain additional tax considerations applicable to the debt securities will be set forth in a prospectus supplement in respect of which this prospectus is being delivered.

The indenture provides that the trustee and the paying agent shall promptly pay to us upon request any money held by them for the payment of principal (and premium, if any) or interest that remains unclaimed for two years. In the event the trustee or the paying agent returns money to us following such two-year period, the holders of the debt securities thereafter shall be entitled to payment only from us, subject to all applicable escheat, abandoned property and similar laws. (Section 11.7)

The base indenture does not limit the amount of additional unsecured indebtedness that we or any of our subsidiaries may incur. Unless otherwise specified in the resolutions or in any supplemental indenture establishing the terms of the debt securities, the terms of the debt securities do not afford holders of the debt securities protection in the event of a highly leveraged or other similar transaction involving us that may adversely affect the holders of the debt securities. Debt securities of any particular series need not be issued at the same time and, unless otherwise provided, a series may be re-opened, without the consent of the holders of such debt securities, for issuances of additional debt securities of that series, unless otherwise specified in the resolutions or any supplemental indenture establishing the terms of the debt securities. (Section 3.1)

Certain Covenants

The following restrictive covenants will apply to each series of debt securities issued under the indenture, unless otherwise specified in any supplemental indenture or resolution establishing the terms of the debt securities of any series. See "—Certain Definitions" below for the definitions of certain of the defined terms used herein.

Limitations on Liens

We will not, nor will we permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt if such Debt is secured by a Lien upon any Restricted Property or on the capital stock or Debt of any Restricted Subsidiary, without, in any such case, effectively providing that the debt securities will be secured equally and ratably by such Lien with such secured Debt; provided, however, that this restriction will not apply to:

  •
  Liens existing on the date of the indenture or Liens existing on property, capital stock or Debt of any Person at the time it becomes a Restricted Subsidiary;

  •
  Any Lien existing on property when acquired, constructed or improved and which Lien (i) secured or provided for the payment of all or any part of the acquisition costs of the property or the cost of construction or improvement thereof and (ii) is created prior to, at the same time or within one year after, the completion of such acquisition, construction or improvement to the property, as the case may be;

  •
  Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

  •
  Any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

  •
  Liens securing Debt of a Restricted Subsidiary owed to us or another Restricted Subsidiary;

  •
  Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty;

  •
  Carriers', warehousemen's, materialmen's, repairmen's, mechanics', landlords' and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

  •
  Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

  •
  Liens on property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens under this bullet point in the aggregate would not (even if enforced) cause a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;

  •
  Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted under the covenant "—Limitations on Sale and Leaseback Transactions" set forth below;

  •
  Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

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  Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States, and (ii) such deposit account is not intended by us or any Subsidiary to provide collateral to the depository institution;

  •
  Easements, right-of-way restrictions and other similar encumbrances incurred in the ordinary course of our business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary course of our and our Subsidiaries' business; and

  •
  Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in the bullets set forth above, inclusive of any Lien existing at the date of the indenture; provided that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs).

The indenture will further provide that we and any Restricted Subsidiary may, without securing the debt securities, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions; provided that, if after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) plus the aggregate amount of Attributable Debt outstanding of sale and leaseback transactions that would otherwise be prohibited by the covenant described under "—Limitations on Sale and Leaseback Transactions" below, does not exceed 15% of Consolidated Net Tangible Assets as stated on the Company's most recent publicly available consolidated balance sheet preceding the date of determination. (Section 5.2)

Limitations on Sale and Leaseback Transactions

We will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Restricted Property, except a lease for a period (including extensions or renewals at our option or the option of a Restricted Subsidiary) of three years or less. Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

  •
  The lease is between us and a Restricted Subsidiary or between Restricted Subsidiaries;

  •
  We or such Restricted Subsidiary would, at the time of entering into such sale and leaseback transaction, be entitled pursuant to the covenant described under "—Limitations on Liens" above, to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the debt securities;

  •
  We or any of our Restricted Subsidiaries, during the six months following the effective date of the sale and leaseback transaction, apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that we or our Restricted Subsidiary lease in the transaction to the voluntary retirement of the debt securities or other Debt of ours or that of any Restricted Subsidiary, provided that such Debt (i) ranks pari passu or senior to the debt securities under the indenture and (ii) has a stated maturity which is either more than 12 months from the date of such application or which is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of such application; or

  •
  The Attributable Debt of the Company and its Restricted Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions involving Restricted Property (other than sale and leaseback transactions as are permitted in the bullets above), plus the aggregate principal amount of Debt secured by Liens on Restricted Property then outstanding that otherwise would be prohibited by the covenant described under "—Limitations on Liens" above, would not exceed 15% of Consolidated Net Tangible Assets as stated on the Company's most recent publicly available consolidated balance sheet preceding the date of determination. (Section 5.3)

Certain Definitions

Set forth below are certain of the defined terms used in the indenture.

"Attributable Debt" means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

"Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on the Company's most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with generally accepted accounting principles.

"Debt" means any and all of the obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date of which the Debt is to be determined.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.

"Person" means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.

"Restricted Property" means, as to any particular series of notes, any manufacturing facility or plant owned, or leased, by the Company or a Restricted Subsidiary and located within the United States, including Puerto Rico, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 1% of Consolidated Tangible Net Assets as stated on the Company's most recent publicly available consolidated balance sheet preceding the date of determination, other than any such manufacturing facility or plant which the board of directors reasonably determines is not material to the operation of the Company's business and its Subsidiaries, taken as a whole.

"Restricted Subsidiary" means a Subsidiary (as defined below) (i) which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the U.S. federal securities laws or (ii) which owns a Restricted Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary.

"Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having voting power is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries herein shall refer to our Subsidiaries.

"United States" means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

Merger, Consolidation and Sale

The indenture generally provides that we may not consolidate with or merge into, or sell, transfer or convey, including by lease, all or substantially all of our assets to another entity, unless: (i) the resulting, surviving or transferee entity (A) is a corporation or entity organized under the laws of the United States and (B) assumes by a supplemental indenture all our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture. (Section 6.1)

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.

Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York, which we refer to in this prospectus as "DTC" will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

Amendment, Supplement and Waiver

Subject to certain exceptions, the indenture or the debt securities of any series may be amended or supplemented with the written consent of the holders of not less than a majority in principal amount of the then outstanding debt securities of the affected series; provided that we and the trustee may not, without the consent of the holder of each outstanding debt security of such series affected thereby:

  •
  reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or extend the time for payment of interest on any debt security of such series;

  •
  reduce the principal of or extend the fixed maturity of any debt security of such series;

  •
  reduce the portion of the principal amount of a discounted security of such series payable upon acceleration of its maturity;

  •
  impair the right to sue for the enforcement of payment at the maturity of the debt security; or

  •
  make any debt security of such series payable in money other than that stated in such debt security. (Section 12.2)

Any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debt securities of the affected series, except a default in payment of principal or interest or in respect of other provisions requiring the consent of the holder of each such debt security of that series in order to amend. Without the consent of any holder of debt securities of such series, we and the trustee may amend or supplement the indenture or the debt securities without notice to, among others:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to comply with the provisions of the indenture concerning mergers, consolidations and transfers of all or substantially all of our assets;

  •
  to appoint a trustee other than U.S. Bank National Association (or any successor thereto) as trustee in respect of one or more series of debt securities;

  •
  to add, change or eliminate provisions of the indenture as shall be necessary or desirable in accordance with any amendment to the Trust Indenture Act of 1939; or

  •
  to make any change that does not materially adversely affect the rights of any holder of that series of debt securities. (Section 12.1)

Whenever we request the trustee to take any action under the indenture, including a request to amend or supplement the applicable indenture without the consent of any holder of debt securities, we are required to furnish the trustee with an officers' certificate and an opinion of counsel to the effect that all conditions precedent to the action have been complied with. Without the consent of any holder of debt securities, the trustee may waive compliance with any provisions of the indenture or the debt securities if the waiver does not materially adversely affect the rights of any such holder.

Default and Remedies

An "Event of Default" under the indenture in respect of any series of debt securities is:

  •
  default for 30 days in payment of interest on the debt securities of that series;

  •
  default in payment of principal, or any premium on the debt securities of that series;

  •
  default for 30 days in the payment of any sinking fund installment on the debt securities of that series;

  •
  failure by us for 90 days after notice to us to comply with any of our other agreements in the applicable indenture for the benefit of holders of debt securities of that series;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other event of default specifically provided for by the terms of such series, as described in the related prospectus supplement. (Section 7.1)

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the debt securities of that series to be due and payable immediately, but under certain conditions such acceleration may be rescinded by the holders of a majority in principal amount of the outstanding debt securities of the affected series. In case of certain events of bankruptcy, insolvency or reorganization involving us, the principal and accrued and unpaid interest on the outstanding debt securities of the affected series will automatically become immediately due and payable. In addition, an Event of Default applicable to a particular series of debt securities that causes the one or more series to be accelerated may give rise to a cross-default under our existing and future borrowing arrangements. (Section 7.2)

No holder of debt securities may pursue any remedy against us under the indenture (other than with respect to the right to receive payment of principal (and premium, if any) or interest, if any) unless such holder previously shall have given to the trustee written notice of default and unless the holders of at least 25% in principal amount of the debt securities of the affected series shall have requested the trustee to pursue the remedy and shall have offered the trustee indemnity satisfactory to it, the trustee shall not have complied with the request within 60 days of receipt of the request and the offer of indemnity, and the trustee shall not have received direction inconsistent with the request during such 60-day period from the holders of a majority in principal amount of the debt securities of the affected series. (Section 7.5)

Holders of debt securities may not enforce the indenture or the debt securities except as provided in the indenture. The trustee may refuse to enforce the indenture or the debt securities unless it receives indemnity satisfactory to it from us or, under certain circumstances, the holders of debt securities seeking to direct the trustee to take certain actions under the indenture against any loss, liability or expense. Subject to certain limitations, holders of a majority in principal amount of the debt securities of any series may direct the trustee in its exercise of any trust or power under the indenture in respect of that series. The indenture provides that the trustee will give to the holders of debt securities of any particular series notice of all defaults known to it, within 90 days after the occurrence of any default with respect to such debt securities, unless the default shall have been cured or waived. The trustee may withhold from holders of debt securities notice of any continuing default (except a default in payment of principal or interest) if it determines in good faith that withholding such notice is in the interests of such holders. We are required annually to certify to the trustee as to the compliance by us with all conditions and any covenants under the indenture and the absence of a default thereunder, or as to any such default that existed. (Section 10.3)

Our directors, officers, employees and stockholders, as such, shall not have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a debt security, each holder of such debt security waives and releases all such claims and liability. This waiver and release are part of the consideration for the issue of the debt securities. (Section 15.1)

Satisfaction, Discharge and Defeasance

The indenture provides, unless such provision is made inapplicable to the debt securities of any series issued pursuant to the indenture, that we may, subject to certain conditions described below, discharge certain obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity and redemption date, as the case may be.

The indenture provides that we may elect either:

  •
  to defease and be discharged from all of our obligations with respect to the debt securities of a series (this is known as "defeasance"); or

  •
  to be released from our obligations with respect to the debt securities of a series under the restrictions described under "—Certain Covenants" or, if provided pursuant to the indenture, our obligations under any other covenant, and any omission to comply with such obligations will not constitute an event of default with respect to those debt securities (this is known as "covenant defeasance");

in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which those debt securities are payable at stated maturity, or government obligations, or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. (Section 11.3)

Governing Law

The debt securities and the indenture will be governed by the laws of the State of New York.

Trustee

U.S. Bank National Association will act as trustee under the indenture. U.S. Bank National Association is a lender to us under our syndicated credit facilities, and also provides from time to time other services to us in the ordinary course of business.

Additional Information

The indenture is an exhibit to the registration statement of which this prospectus is a part. Any person who receives this prospectus may obtain a copy of such indenture without charge by writing to us at the address listed under the caption "Where You Can Find More Information."

DESCRIPTION OF CAPITAL STOCK

General

This section summarizes the general terms of our capital stock. The following description is only a summary and does not purport to be complete and is qualified by reference to our amended and restated articles of incorporation and amended and restated bylaws. Our amended and restated articles of incorporation and amended and restated bylaws have been incorporated in this prospectus by reference. See "Where You Can Find More Information" for information on how to obtain copies.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.10 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share. As of March 15, 2013, there were approximately 283,097,876 shares of our common stock outstanding, approximately 27,720,659 shares of our common stock reserved to be issued upon exercise of outstanding stock options and vesting of restricted stock units and no shares of our preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Our board of directors is classified into three classes, one of which is elected each year. Accordingly, holders of a majority of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. The holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of all debts and other liabilities, and subject to the prior rights, if any, of any holders of preferred stock then outstanding. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue. Dividends that may be declared on our common stock will be paid in an equal amount to the holder of each share. The transfer agent and registrar for our common stock is Wells Fargo.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue shares of our preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

  •
  the number of shares to constitute such series and the designations thereof;

  •
  the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

  •
  the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, whether dividends shall be cumulative or non-cumulative;

  •
  whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

  •
  the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

  •
  the rights, if any, of such series, in the event of our dissolution, liquidation, winding up of our affairs; and

  •
  any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

  •
  the title of the series and the number of shares in the series;

  •
  the price at which the preferred stock will be offered;

  •
  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate, whether the dividends are payable in cash, securities, other property or a combination of the foregoing;

  •
  the voting rights, if any, of the holders of shares of the preferred stock being offered;

  •
  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

  •
  the liquidation preference per share;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock (including any mandatory conversion provisions), or other securities, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

  •
  the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

  •
  any listing of the preferred stock being offered on any securities exchange;

  •
  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

  •
  the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

  •
  any limitations on our ability to take certain actions without the consent of a specified number of holders of preferred stock; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

Certain Provisions of Our Articles of Incorporation and Bylaws

Our amended and restated articles of incorporation and our amended and restated bylaws currently contain provisions that could make the acquisition of control of our company or the removal of our existing management more difficult, including the following:

  •
  we do not provide for cumulative voting for our directors;

  •
  we have a classified board of directors with each class serving a staggered three-year term;

  •
  a vote of 80% of the outstanding shares of voting stock, voting together as a single class, is required to remove directors, and such directors may only be removed for cause;

  •
  the affirmative vote of the holders of 80% of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of our restated articles of incorporation relating to the staggered terms and the removal of directors;

  •
  our board of directors fixes the size of the board of directors within certain limits, may create new directorships and may appoint new directors to serve for the full term of the class of directors in which the new directorship was created. The board of directors (or its remaining members, even though less than a quorum) also may fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of director in which the vacancy occurred;

  •
  our board of directors retains the power to designate series of preferred stock and to determine the powers, rights, preferences, qualifications and limitations of each series;

  •
  all shareholder actions must be taken at a regular or special meeting of the shareholders and cannot be taken by written consent without a meeting; and

  •
  our amended and restated articles of incorporation contain "fair price" provisions which require the affirmative vote of 75% of the voting power of the outstanding shares of voting stock, voting together as a single class, to approve certain business combinations involving St. Jude Medical and a related shareholder (including mergers, consolidations and sales of a substantial part of our assets) unless specified price criteria and procedural requirements are met or unless the transaction is approved by a majority of the continuing directors as provided therein. The affirmative vote of the holders of 80% of the outstanding shares of voting stock, voting together as a single class, is required to amend provisions of our restated articles of incorporation relating to the "fair price" provisions.

Business Combinations and Control Share Acquisitions

We are governed by the provisions of Sections 671, 673 and 675 of the Minnesota Business Corporation Act. These provisions may have an effect of delaying, deferring or preventing an unsolicited takeover of St. Jude Medical and deprive our shareholders of an opportunity to sell their shares at a premium over the market price. The following description of certain provisions of the Minnesota Business Corporation Act is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Minnesota Business Corporation Act.

In general, Section 671 of the Minnesota Business Corporation Act provides that a corporation's shares acquired in a control share acquisition have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is a direct or indirect acquisition of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors.

In general, Section 673 of the Minnesota Business Corporation Act prohibits a public Minnesota corporation from engaging in a business combination with an interested shareholder for a period of four years after the date of the transaction in which the person became an interested shareholder, unless either the business combination or the acquisition by which such person becomes an interested shareholder is approved in a prescribed manner before the person became an interested shareholder. The term "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of a corporation's voting stock, or who is an affiliate or associate of the corporation, and who, at any time within four years before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the corporation's outstanding voting stock. Section 673 does not apply if a committee of our board of directors consisting of one or more of our disinterested directors (excluding our current and former officers and employees) approves the proposed transaction or the interested shareholder's acquisition of shares before the share acquisition date or on the share acquisition date but before the interested shareholder becomes an interested shareholder.

If a takeover offer is made for our stock, Section 675 of the Minnesota Business Corporation Act precludes the offeror from acquiring additional shares of stock (including in acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of the takeover offer, unless shareholders selling their shares in the later acquisition are given the opportunity to sell their shares on terms that are substantially the same as those contained in the earlier takeover offer. A "takeover offer" is a tender offer which results in an offeror who owned ten percent or less of a class of our shares acquiring more than ten percent of that class, or which results in the offeror increasing its beneficial ownership of a class of our shares by more than ten percent of the class, if the offeror owned ten percent or more of the class before the takeover offer. Section 675 does not apply if a committee of our board of directors approves the proposed acquisition before any shares are acquired pursuant to the earlier tender offer. The committee must consist solely of directors who were directors or nominees for our board of directors at the time of the first public announcement of the takeover offer, and who are not our current or former officers and employees, offerors, affiliates or associates of the offeror or nominees for our board of directors by the offeror or an affiliate or associate of the offeror.

 DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

  •
  the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

  •
  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

  •
  whether such warrants will be issued in registered form or bearer form;

  •
  if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

 DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

  •
  the price, if any, for the subscription rights;

  •
  the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;

  •
  the number of subscription rights issued to each shareholder;

  •
  the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each subscription right;

  •
  the extent to which the subscription rights are transferable;

  •
  any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

  •
  the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

  •
  the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we offer subscription rights, please see the section entitled "Where You Can Find More Information."

 DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock or shares of preferred stock at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

  •
  debt securities, or

  •
  debt obligations of third parties, including U.S. Treasury securities,

which may secure the holders' obligations to purchase the common stock or preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral arrangements relating thereto.

 PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents to the public or to institutional investors; or

  •
  through a combination of any of these methods of sale.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  privately negotiated transactions;

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  at a fixed public offering price or prices, which may be changed;

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  in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act;

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  at prices related to prevailing market prices; or

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  at negotiated prices.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of common shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities other than the common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

 LEGAL MATTERS

In connection with particular offerings of the securities in the future, unless otherwise stated in the applicable prospectus supplement, the validity of those securities will be passed upon for us by Jason A. Zellers, Vice President, General Counsel and Corporate Secretary of St. Jude and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of St. Jude Medical, Inc. incorporated by reference in St. Jude Medical Inc.'s Annual Report on Form 10-K for the year ended December 29, 2012 (including the schedule appearing therein), and the effectiveness of St. Jude Medical Inc.'s internal control over financial reporting as of December 29, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included or incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$

St. Jude Medical, Inc.

$                  % Senior Notes due 2018
$                  % Senior Notes due 2020
$                  % Senior Notes due 2025

Prospectus Supplement
                  , 2015

Joint Book-Running Managers

BofA Merrill Lynch	MUFG	Wells Fargo Securities